Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-61205 and 333-96765) of 1-800 Contacts, Inc. of our reports dated March 14, 2003 relating to the financial statements of K & D Distributors, Ltd. d/b/a Lens 1st and Camelot Ventures/CJ, LLC d/b/a Lens 1st, which appear in Form 8-K/A dated April 15, 2003 that amends Current Report on Form 8-K of 1-800 Contacts, Inc. dated January 30, 2003.

PricewaterhouseCoopers LLP

Bloomfield Hills, Michigan

April 15, 2003